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                                                                     Exhibit 4.5

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, UNLESS THE COMPANY HAS RECEIVED THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Issue Date: November 7, 1997                                 Right to Purchase
Void After: June 30, 2007                                    100,000 Shares

                             PHYSIOME SCIENCES, INC.
                                     WARRANT

      THIS CERTIFIES that, for value received, Oxford Bioscience Management Partners II (the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from Physiome Sciences, Inc., a Delaware corporation (the "Company"), the number of fully paid and nonassessable shares of the Company's Common Stock set forth in the caption of this Warrant. The Exercise Price per share of the Common Stock that may be purchased upon the exercise of this Warrant shall be $0.25 per share.

      1. EXERCISE PERIOD - The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time from time to time during the Exercise Period, which shall commence at 12:00 noon New York time on the Issue Date set forth in the caption of this Warrant and shall end at 5:00 p.m. New York time on June 30, 2007.

      2. EXERCISE OF WARRANT

            (a) During the Exercise Period and provided this Warrant has not been terminated, this Warrant shall be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duty executed at the principal office of the Company (or such other office or agency of the Company as it may designate) and upon payment of the Exercise Price of the shares thereby purchased. Payment of the Exercise Price may be made (i) by check or bank draft payable to the order of the Company, (ii) by cancellation of indebtedness of the Company to the Holder hereof at the time of exercise, (iii) by cancellation as of the date of exercise of a portion of this Warrant (calculated at the net fair market value of such cancelled portion at the time of exercise), or (iv) by any combination of the foregoing. The net fair market value of any portion of this Warrant cancelled in full or partial payment of the Exercise Price shall be determined by (x) multiplying (a) the number of shares of Common Stock for which the portion of this Warrant to be cancelled was exercisable by (b) the fair market value of a share of Common Stock as of the close of trading on the date of cancellation and
(y) subtracting from such product the aggregate Exercise Price of the shares of Common Stock for which the portion of this Warrant to be cancelled was exercisable. For purposes of this

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calculation, the fair market value of a share of Common Stock as of any date shall be the average of the last reported sales prices for the thirty (30) business days prior to exercise on the Nasdaq National Market or the exchange where the Common Stock is primarily traded or, if the Common Stock is not traded on the Nasdaq National Market or an exchange, the Common Stock shall be valued at the closing bid price (or average of bid prices) on such date as reported by an established quotation service for over-the-counter securities, or if the Common Stock is not publicly traded, the Common Stock shall be valued by the Company's Board of Directors in good faith, based upon all relevant factors, including, without limitation, the current financial position and current and historical operating results of the Company and sales prices of recent public and private transactions in the Common Stock. If the amount of the payment received by the Company is less than the Exercise Price, the Holder will be notified of the deficiency and shall make payment in that amount within three days. In the event the payment exceeds the Exercise Price, the Company will refund the excess to the holder within three days of receipt. Upon exercise, the Holder shall be entitled to receive, promptly after payment in full, one or more certificates, issued in the Holder's name or in such name or names as the Holder may direct, subject to the limitations on transfer contained herein, for the number of shares of Common Stock so purchased. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

      The Company covenants that all shares of Common Stock that are issued upon the exercise of rights represented by this Warrant (the "Warrant Shares") will be fully paid, nonassessable, and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

            (b) This Warrant shall be exercisable for all or any portion of the Warrant Shares upon the reorganization, consolidation or merger of the Company with another corporation after which the Company is not the surviving entity, or a sale or other transfer of all or substantially all of the Company's assets to another corporation. The Company shall give ten days' written notice to the Holder on the effective date of any transaction described in the preceding sentence in accordance with Section 12 hereof, in order to permit the Holder to exercise this Warrant by such date. This Warrant shall be terminated if not exercised by Holder upon the effective date of any such reorganization, merger, consolidation and/or sale or other transfer of assets.

      3. NO FRACTIONAL SHARES OR SCRIP - No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the Exercise Price per share as then in effect.

      4. CHARGES, TAXES AND EXPENSES - Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company.

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      5. NO RIGHTS AS SHAREHOLDER - This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to exercise and payment of the Exercise Price in accordance with Section 2 hereof.

      6. INVESTMENT REPRESENTATION - The Holder, by acceptance of this Warrant, represents and warrants to the Company that this Warrant and all securities acquired upon any and all exercises of this Warrant are purchased for the Holder's own account for investment, and not with view to resale or distribution of either this Warrant or any securities purchasable upon exercise hereof.

      7. SALE OR TRANSFER OF THE WARRANT; LEGEND - Neither this Warrant nor the Warrant Shares may be sold or transferred unless either (i) they first shall have registered under the Securities Act of 1933, as amended (the "1933 Act") and any applicable state securities laws, or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and such state laws. Each certificate representing any Warrant or any Warrant Shares that has not been registered and that has not been sold pursuant to an exemption that permits removal of the legend shall bear a legend referring to such restrictions on transfer, substantially in the form of the legend affixed to this Warrant. Upon the request of a holder of a certificate representing any Warrant or any Warrant Shares, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either (i) an opinion of counsel reasonably satisfactory to the Company to the effect that such legend may be removed from such certificate or (ii) if Paragraph (k) of Rule 144 or a substantially similar successor rule remains in force and effect, representations from the Holder that such Holder is not then, and has not been during the preceding three months, an affiliate of the Company and that such Holder has beneficially owned the security (within the meaning of Rule 144) for two years or more.

      8. ADJUSTMENTS

            8.1 ADJUSTMENTS FOR STOCK SPLITS, REVERSE STOCK SPLITS OR STOCK DIVIDENDS - In the event that the outstanding shares of Common Stock shall be subdivided (split), combined (reverse split), by reclassification or otherwise, or in the event of any dividend payable on the Common Stock in shares of Common Stock, the number of shares of Common Stock available for purchase in effect immediately prior to such subdivision, combination, or dividend shall be proportionately adjusted.

            8.2 ADJUSTMENT FOR CAPITAL REORGANIZATIONS - If at any time there shall be a capital reorganization of the Company or a merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as part of such reorganization, merger, consolidation, or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive on exercise of this Warrant during the period specified in this Warrant and on payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the Company, or of the successor corporation

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resulting from such merger or consolidation, to which a holder of the Common
Stock deliverable on exercise of this Warrant would have been entitled on such capital reorganization, merger, consolidation, or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the number of shares purchasable on exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other securities or property deliverable after that event on exercise of this Warrant.

      8.3 CERTIFICATE AS TO ADJUSTMENTS - Upon the occurrence of each adjustment or readjustment pursuant to this Section 8, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any Holder, furnish or cause to be furnished to such Holder, a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

      8.4 NOTICES OF RECORD DATE - In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend that is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to each Holder at least ten days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

      9. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT - The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Common Stock (or other securities) from time to time issuable upon the exercise of this Warrant.

      10. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT - Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation in lieu of this Warrant.

      11. REMEDIES - The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not adequate and

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may be enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      12. NOTICES, ETC. - All notices and other communications from the Company to the holder of this Warrant shall be mailed, by first class mail, to such address as may have been furnished to the Company in writing by such holder, or, until an address is so furnished, to and at the address of the last holder of this Warrant who has so furnished an address to the Company. All communications from the holder of this Warrant to the Company shall be mailed by first class mail to the Company at it principal business address, or such other address as may have been furnished to the holder in writing by the Company.

      13. MISCELLANEOUS - This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by its duly authorized officer and to be dated as of the issue date set forth on the first page of this Warrant.

                                               PHYSIOME SCIENCES, INC.

                                               By: /s/ WILLIAM A. SCOTT
                                                   --------------------
                                               President

(CORPORATE SEAL]

Attest:

/s/ DONNA ROUNDS
----------------
Secretary

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                          NOTICE OF EXERCISE OF WARRANT

TO: Physiome Sciences, Inc.

      (1) Pursuant to the terms of the attached Warrant, the undersigned hereby elects to purchase ______________ shares of ______________ Stock of Physiome Sciences, Inc. (the "Company"), and either (i) tenders herewith payment of the Exercise Price of such shares in full or (ii) by indicating "cashless exercise" below, directs that payment of the Exercise Price be made by cancellation as of the date of exercise of a portion of this Warrant having a net fair market value equal to the Exercise Price.

      (2) Please issue a certificate or certificates representing said shares of Common Stock, in the name of the undersigned or in such other name(s) as is/are specified immediately below or, if necessary, on an attachment hereto:

                NAME                          ADDRESS
                ----                          -------

      (3) In the event of partial exercise, please reissue an appropriate Warrant exercisable into the remaining shares.

DATE:____________________                    HOLDER:____________________

Check here if cashless exercise:_____________________